UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 22, 2008

Kraton Polymers LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-123747	94-2805249
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15710 John F. Kennedy Blvd., Suite 300, Houston, Texas		77032
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-504-4700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2008, the Board of Directors of Kraton appointed Stephen E. Tremblay as Kraton's Chief Financial Officer and Vice President. The appointment was effective January 21, 2008. Stephen E. Tremblay replaces Nicholas G. Dekker, who has served as Kraton's Chief Financial Officer and Vice President since October 5, 2006. Stephen E. Tremblay will be responsible for managing Kraton's financial and accounting groups. Kraton and Mr. Tremblay are currently negotiating an employment agreement and at present no contracts regarding his employment as Chief Financial Officer and Vice President have been executed.

Mr. Tremblay brings to Kraton extensive senior management experience at Vertis, Inc. where he worked since 1997 in various financial positions, including Chief Financial Officer. Vertis provides direct mail, printing services, media and technology capabilities through a network of facilities across the United States. Previously, Mr. Tremblay worked at Wellman, Inc., and began his career in 1983 with Ernst and Young in the Accounting and Auditing practice.

Mr. Dekker will remain an employee of Kraton until April 1, 2008 to assist in the transition. Mr. Dekker's departure is not the result of any disagreement with Kraton on any matter relating to Kraton's operations, policies and practices.

A copy of the press release announcing the events above is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release dated January 22, 2008.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Polymers LLC

January 22, 2008	By:	/s/ Richard A. Ott

Name: Richard A. Ott
Title: Vice President, Global Human Resources and Communications

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 22, 2008